, 2019
Exhibit 99.1
LIBERTY LATIN AMERICA TO ACQUIRE PUERTO RICO AND USVI SPECTRUM AND SUBSCRIBER ASSETS FROM DISH NETWORK

Acquisition enhances Liberty Latin America’s spectrum position in Puerto Rico and USVI enabling greater capacity, coverage, and speeds for customers

Subscriber additions will bolster prepaid business driving further growth

DENVER, COLORADO – November 6, 2023 – Liberty Latin America Ltd. (“Liberty Latin America” or the “Company”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) has entered into a definitive agreement with DISH Network (“DISH”) to acquire DISH spectrum assets in Puerto Rico and the United States Virgin Islands (USVI) and approximately 120,000 prepaid mobile subscribers in those markets in exchange for cash and international roaming credits.

Vivek Khemka, Senior Vice President, Liberty Latin America, commented, “This transaction reinforces our commitment to Puerto Rico and the United States Virgin Islands (USVI) and showcases our intention to optimize service for our mobile customers. Upon completion of the spectrum acquisition, we will have valuable low, mid, and high band spectrum that will allow us to add more capacity, increase speeds, and further strengthen our leading 5G mobile network. We are also pleased to bring approximately 120,000 wireless subscribers to our business, which will increase our scale in the prepaid market and expand our sales channels.”

Tom Cullen, EVP of Corporate Development, DISH Network, said, “This transaction will enhance competition within the wireless market in Puerto Rico and the USVI, while providing DISH with additional capital to focus on our wireless business in the United States.”

The transaction is subject to certain customary closing conditions, including regulatory approvals, and is expected to close next year. The aggregate asset purchase price of $256 million will be paid in four annual installments commencing on the closing date. Liberty Latin America expects to fund the transaction through local liquidity sources, including cash on hand, cash generated from operations, cash generated from asset sales, and/or revolving credit facilities.

ABOUT LIBERTY LATIN AMERICA

Liberty Latin America is a leading communications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands BTC, Flow, Liberty and Más Móvil, and through ClaroVTR, our joint venture in Chile. The communications and entertainment services that we offer to our residential and business customers in the region include digital video, broadband internet, telephony and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a subsea and terrestrial fiber optic cable network that connects approximately 40 markets in the region.

Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols "LILA" (Class A) and "LILAK" (Class C), and on the OTC link under the symbol "LILAB" (Class B).

For more information, please visit www.lla.com or contact:

Investor Relations: Media Relations:
Kunal Patel ir@lla.com Kim Larson llacommunications@lla.com

FORWARD LOOKING STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing, benefits, expected impact and funding of the transaction and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include, but are not limited to, events that are outside of our control, such as natural disasters and pandemics (including COVID-19), our ability to obtain regulatory approvals for the transaction as well as other conditions to closing, continued use of our services by the mobile subscribers being acquired following the transaction, as well as other factors detailed from time to time in our filings with the Securities and Exchange Commission, including our most recently filed Form 10-K and Form 10-Q. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.